Exhibit 10.1
MASTER ASSIGNMENT AND ASSUMPTION
AND ISSUING BANK JOINDER
This Master Assignment and Assumption and Issuing Bank Joinder (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between each of the parties listed on Annex II hereto as an Assignor (each, an “Assignor” and collectively, the “Assignors”) and CITIBANK, N.A. (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Syndicated Facility Agreement identified below (as amended, restated, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from such Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date set forth below (i) all of such Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified on Annex II hereto of all of such outstanding rights and obligations of such Assignor under the facility identified below (including any letters of credit included in the facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.

1.	Assignor:	Each Assignor listed on Annex II hereto
2.	Assignee:	Citibank, N.A.
3.	Parent Borrower:	Fluence Energy, LLC (the “Company”)
4.	Administrative Agent:	Barclays Bank PLC, as administrative agent under the Credit Agreement
5.	Syndicated Facility Agreement:
Syndicated Facility Agreement, dated as of November 22, 2023, among the Company, as Parent Borrower, the other Borrowers party thereto, Fluence Energy, Inc. (the “Parent”), as Parent, the other Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent.

6.	Assigned Interest:	Each Assigned Interest listed on Annex II hereto
7.	Effective Date:	December 15, 2023

On the Effective Date, each Assignor shall pay, or cause to be paid, to the Administrative Agent, for the account of the Assignee, an upfront fee in the amount set forth with respect to such Assignor on Annex II hereto (each, an “Upfront Fee”). The Upfront Fees shall be fully earned as of the date of execution of this Assignment and Assumption.
The Assignee hereby agrees, as of the Effective Date, to become bound as an Issuing Bank by the terms, conditions and other provisions of, and to assume all of the right, title and interest in and to, and liabilities and obligations under, the Credit Agreement as an Issuing Bank, with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if the Assignee executed the Credit Agreement as of the date thereof. The Assignee further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Issuing Bank” shall also mean and be a reference to the Assignee in its capacity as an Issuing Bank. Notwithstanding anything herein or in the Credit Agreement to the contrary, the Assignee’s commitment to issue Letters of Credit shall equal $40,000,000 in the aggregate (the “Citibank Letter of Credit Sublimit”). For the avoidance of doubt, the Citibank Letter of Credit Sublimit is part of, and not in addition to, the aggregate $200,000,000 Letter of Credit sublimit for all Issuing Banks. Subject to the terms and conditions set forth in the Credit Agreement, from time to time during the Availability Period, the Assignee, in its capacity as an Issuing Bank, may be requested by the Borrowers to issue Letters of Credit denominated in Dollars, Australian Dollars, Canadian Dollars, Euros or Pounds Sterling.
The parties to this Assignment and Assumption (including each Assignee in its capacity as a Lender and a Lender directly affected thereby and collectively constituting Required Lenders) hereby agree that, from and after the Effective Date, (a) notwithstanding anything to the contrary contained in the definition of “Issuing Bank” under the Credit Agreement, each of Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A. Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. shall constitute Issuing Banks for purposes of the

Credit Agreement and other Loan Documents, and (b) Schedule 2.01 of the Credit Agreement is amended by replacing the table set forth therein in its entirety with the table set forth in Annex III hereto.
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The Administrative Agent waives the $3,500 processing and recordation fee required pursuant to Section 10.04(b)(ii)(C) of the Credit Agreement with respect to each assignment to be effected under this Assignment and Assumption.

[signatures on following page]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNORS:

BARCLAYS BANK PLC, as an Assignor

By:    /s/Koruthu Mathew
Name:    Koruthu Mathew
Title:    VP

JPMORGAN CHASE BANK N.A., as an Assignor

By:    /s/ Santiago Gascon
Name:    Santiago Gascon
Title:    Vice President

GOLDMAN SACHS BANK USA, as an Assignor

By:    /s/ Andrew B. Vernon
Name:    Andrew Vernon
Title:    Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as an Assignor

By:    /s/ Michael King
Name:    Michael King
Title:    Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as an Assignor

By:    /s/ Jessica Smith
Name:    Jessica Smith
Title:    Director

ROYAL BANK OF CANADA, as an Assignor

By:    /s/ Henry Chang
Name:    Henry Chang
Title:    Authorized Signatory

ASSIGNEE:

CITIBANK, N.A., as Assignee and an Issuing Bank

By:    /s/ Allister Chan
Name:    Allister Chan
Title:    Vice President

CONSENTED TO AND ACCEPTED:

BARCLAYS BANK PLC,
as Administrative Agent

By:    /s/ Koruthu Mathew
Name:    Koruthu Mathew
Title:    VP

CONSENTED TO:

BARCLAYS BANK PLC,
as an Issuing Bank

By:    /s/ Koruthu Mathew
Name:    Koruthu Mathew
Title:    VP

CONSENTED TO:

BARCLAYS BANK PLC,
as Swingline Lender

By:    /s/ Koruthu Mathew
Name:    Koruthu Mathew
Title:    VP

GOLDMAN SACHS BANK USA,
as an Issuing Bank

By:    /s/ Andrew B. Vernon
Name:     Andrew Vernon
Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING,
as an Issuing Bank

By:    /s/ Michael King
Name:     Michael King
Title: Vice President

CONSENTED TO:

FLUENCE ENERGY, LLC

By:    /s/ Manavendra Sial
Name:    Manavendra Sial
Title: Senior Vice President and Chief Financial Officer

By:    /s/ Francis A. Fuselier
Name:     Francis A. Fuselier
Title: Senior Vice President, General Counsel and Secretary

ANNEX I
FLUENCE ENERGY, LLC SYNDICATED FACILITY AGREEMENT
Standard Terms and Conditions for
Master Assignment and Assumption
1.Representations and Warranties.
1.1Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of its Assigned Interest, (ii) its Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Company, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, the Company, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to each Assignor for amounts owing to the applicable Assignor which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) each Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.
4.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other means of electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.